Filed Pursuant to Rule 424(b)(3)
File Number 333-136129

PROSPECTUS SUPPLEMENT NO.1
to our Prospectus dated November 27, 2006

BULLION RIVER GOLD CORP.

This Prospectus Supplement No. 1 supplements our Prospectus dated November 27, 2006. The shares that are the subject of our Prospectus have been registered to permit their resale to the public by the selling stockholders named in our Prospectus. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. You should read this Prospectus Supplement No. 1 together with our Prospectus.

The Paragraph and Table set forth in the Prospectus under the caption “Selling Stockholder holding Warrants” section and the footnotes referenced thereto are hereby deleted and superseded in its entirety by the table set forth below:

Selling Stockholders holding Warrants

The following table sets forth the name of each selling stockholder holding Warrants, the number of Warrants owned by each warrant holder, and the expiry date of the Warrants. The selling stockholders may sell the common shares issuable upon exercise of the warrants pursuant to this prospectus.

Name of warrant holder	Number of Warrants owned	Expiry date
Elton Participation Corp. (6)	1,600,000	18-Nov-07
Gabriele Stengel	50,000	18-Nov-07
Peter-Paul Stengel	350,000	18-Nov-07
4P Management Partners (10)	50,000	3-Feb-08
Abundance Partners (8)	50,000	3-Feb-08
Abundance Partners LP (8)	110,000	3-Feb-08
AES Capital Partners (3)	150,000	3-Feb-08
Alan Grayson	400,000	3-Feb-08
Alfred Haber	180,000	3-Feb-08
Andreas Pliakas	100,000	3-Feb-08
Antonia Hochwimmer	27,000	3-Feb-08
Aroma Patent & Licensing (15)	410,000	3-Feb-08
Arvid Hinnen	50,000	3-Feb-08
AU Capital LP (5)	200,000	3-Feb-08
Beskivest Chart Ltd. (7)	200,000	3-Feb-08
Elton Participation Corp. (6)	4,000,000	3-Feb-08
Ernst Baer	80,000	3-Feb-08
General Research (12)	150,000	3-Feb-08
Global Business Partners (14)	200,000	3-Feb-08
Glynn Fisher	100,000	3-Feb-08
Hannah Hochwimmer	27,000	3-Feb-08
Scott Hunter	50,000	3-Feb-08
Heinz Hoefliger	27,000	3-Feb-08
Herbert Wyss	20,000	3-Feb-08
Joachim Lehnert	20,000	3-Feb-08
John Bradley Olding	100,000	3-Feb-08
Kerstin Schuerch-Rupp	55,000	3-Feb-08
Manfred Mauch	20,000	3-Feb-08
Marcus Bernold	115,000	3-Feb-08
Marjorie Gorelik	60,000	3-Feb-08
Martin Hitz	50,000	3-Feb-08

Oliver Bierhoff	100,000	3-Feb-08
Peter Bernold	10,000	3-Feb-08
PSH Management (9)	250,000	3-Feb-08
Roger Mulhaupt	764,000	3-Feb-08
Sandra Proshan	100,000	3-Feb-08
Silver Road Company (4)	300,000	3-Feb-08
Susanne Schoen	50,000	3-Feb-08
Swiss First (11)	300,000	3-Feb-08
Tomasz Wagner	20,000	3-Feb-08
Ulex Holdings S.A. (2)	480,000	3-Feb-08
Ursula Ulrich	50,000	3-Feb-08
Van Goethem & Partner AG (13)	500,000	3-Feb-08
Willy Huber	27,000	3-Feb-08
Wolfgang Dueselhenke	20,000	3-Feb-08
Alfred Haber	180,000	13-Mar-08
Paul Haber	1,000,000	13-Mar-08
Alfred Haber	90,000	20-Apr-08
Darryl Chen	100,000	20-Apr-08
Heinz Hoefliger	100,000	20-Apr-08
Elton Participation Corp. (6)	2,000,000	28-Apr-08
Jasmin Kolar-Hoefliger	15,000	1-May-08
Willy Huber	40,000	4-May-08
Susanne Schoen	100,000	5-May-08
Swiss First (11)	200,000	8-May-08
Arnd Kaltofen-Ehmann	15,000	10-May-08
Laguana Partners Ltd. (16)	20,000	10-May-08
Barbara Thurner	15,000	11-May-08
Gerd Weger	200,000	12-May-08
Angela Hochwimmer	50,000	19-May-08
4P Management Partners (10)	60,000	30-May-08
Karsten Behrens	25,000	30-May-08
Christopher Paterson	100,000	5-Jun-08
Engelbert Hormannsdorfer	40,000	5-Jun-08
Ingo Brehme	40,000	5-Jun-08
Rashid Ahmed	16,500	5-Jun-08
Shane Mortimer	8,500	5-Jun-08
Heinz Hoefliger	100,000	6-Jun-08
Lars Lindquist	20,000	9-Jun-08
Abundance Partners LP (8)	133,334	27-Jun-08
Andrew Williams	40,000	27-Jun-08
Roytor & Co A/C T17027831 (5)	100,000	27-Jun-08
David Geller	100,000	27-Jun-08
Dennis Shaya	133,334	27-Jun-08
DKR Soundshore Oasis Holding Fund Ltd. (17)	333,334	27-Jun-08
Goldberg Partners, LP (18)	133,334	27-Jun-08
Gordon Seto	33,334	27-Jun-08
Majorie L Gorelik	26,667	27-Jun-08
Washington Niagra Mining Partnership (20)	234,000	27-Jun-08
Robert Shaya	80,000	10-Jul-08
Roger Muelhaupt	140,000	10-Jul-08
Simon Vogel	40,000	10-Jul-08
David Bloom	53,333	10-Jul-08
Saul Kessler	66,667	10-Jul-08

Mordechai Vogel	40,000	10-Jul-08
Basu Biosciences, LP (19)	133,333	10-Jul-08
Rodney Towers	25,000	10-Jul-08
Alan Grayson	500,000	10-Jul-08
AS Capital (20)	26,667	10-Jul-08
Abundance Partners LP (8)	66,667	10-Jul-08
Aroma Patent & Licensing (15)	200,000	18-Jul-08
AMG Trust (21)	50,000	18-Jul-08
AES Capital Partners, LP (3)	66,667	19-Jul-08
4P Management Partners (10)	110,000	24-Jul-08
Randy Saluck	133,334	24-Jul-08
Alexander Dawson Foundation (1)	183,600	18-Oct-08
Conrad Hilton Foundation (1)	447,300	18-Oct-08
Dekko Foundation (1)	147,000	18-Oct-08
Hyde Park Foundry & Machine Pension (1)	22,200	18-Oct-08
Schlumberger Master Pension (1)	605,100	18-Oct-08
Southside Hospital (1)	94,800	18-Oct-08

TOTAL:	21,006,005

(1) Walter Prendergast exercises voting and/or dispositive powers with respect to this selling stockholder.
(2) Jaime Paz Rodriguez exercises voting and/or dispositive powers with respect to this selling stockholder.
(3) Anthony Santelli exercises voting and/or dispositive powers with respect to this selling stockholder.
(4) Vernon Salazar exercises voting and/or dispositive powers with respect to this selling stockholder.
(5) Hans Kahn exercises voting and/or dispositive powers with respect to this selling stockholder.
(6) Peter-Paul Stengel exercises voting and/or dispositive powers with respect to this selling stockholder.
(7) S. McKenzie exercises voting and/or dispositive powers with respect to this selling stockholder.
(8) Vladimir Efros exercises voting and/or dispositive powers with respect to this selling stockholder.
(9) Paul Haber exercises voting and/or dispositive powers with respect to this selling stockholder.
(10) Konrad Meyer exercises voting and/or dispositive powers with respect to this selling stockholder.
(11) D. Donnelly, G. Fuhrmann and C. Balmelli exercise voting and/or dispositive powers with respect to this selling stockholder.
(12) George Hochwimmer exercises voting and/or dispositive powers with respect to this selling stockholder.
(13) Nicolas Rosmann and Danieal Carreiras exercises voting and/or dispositive powers with respect to this selling stockholder.
(14) Heinz Hoefliger exercises voting and/or dispositive powers with respect to this selling stockholder.
(15) Gerhard Ammann exercises voting and/or dispositive powers with respect to this selling stockholder.
(16) Karsten Behrens exercises voting and/or dispositive powers with respect to this selling stockholder.
(17) Seth Fisher exercises voting and/or dispositive powers with respect to this selling stockholder.
(18) John Goldberg exercises voting and/or dispositive powers with respect to this selling stockholder.
(19) Shekhar K. Basu exercises voting and/or dispositive powers with respect to this selling stockholder.
(20) Thomas LaBarge exercises voting and/or dispositive powers with respect to this selling stockholder.
(21) Alan Grayson exercises voting and/or dispositive powers with respect to this selling stockholder.

The Paragraph and Table set forth in the Prospectus under the caption “Selling Stockholders” section and the footnotes referenced thereto are hereby deleted and superseded in its entirety by the table set forth below:

Selling Stockholders

The following table sets forth the name of each selling stockholder, the total number of common shares owned prior to the Offering, the percentage of common shares owned prior to the Offering, the number of common shares offered, and the percentage of common shares owned after the Offering, assuming the selling shareholders sells all of their common shares and none of the warrant holders exercise their warrants

Name of Selling Stockholder	Total number of common shares owned prior to offering	Percentage of common shares owned prior to offering	Number of common shares being offering	Percentage of common shares after the offering (1)
4P Management Partners (12)	282,500	0.49%	232,500	0.40%
Abundance Partners LP (10)	510,001	0.88%	410,001	0.71%
Arthur dewitt Ackerman	100,001	0.17%	33,334	0.06%
AES Capital Partners (5)	216,667	0.37%	216,667	0.37%
Rashid Ahmed	16,500	0.03%	16,500	0.03%
Alexander Dawson Foundation (3)	183,600	0.32%	183,600	0.32%
Alpha Capital (27)	166,666	0.29%	166,666	0.29%
AMG Trust (38)	50,000	0.09%	50,000	0.09%
Aroma Patent & Licensing (17)	610,000	1.05%	610,000	1.05%
AS Capital Partners (22)	126,667	0.22%	60,000	0.10%
AU Capital LP (7)	300,000	0.52%	300,000	0.52%
Ernst Baer	80,000	0.14%	80,000	0.14%
Edwin Barretto	66,666	0.11%	66,666	0.11%
Basso Private Opportunity Fund (28)	30,666	0.05%	30,666	0.05%
Basso Multi-Strategy Holding Fund (28)	102,666	0.18%	102,666	0.18%
Basu Biosciences, LP (36)	133,333	0.23%	133,333	0.23%
Beskivest Chart Ltd. (9)	359,167	0.62%	266,667	0.46%
Marcus Bernold	115,000	0.20%	115,000	0.20%
Karsten Behrens	25,000	0.04%	25,000	0.04%
Peter Bernold	10,000	0.02%	10,000	0.02%
Oliver Bierhoff	100,000	0.17%	100,000	0.17%
Blumfield Investments (31)	66,666	0.11%	66,666	0.11%
David Bloom	53,333	0.09%	53,333	0.09%
Ingo Brehme	40,000	0.07%	40,000	0.07%
Vincent Calicchia	24,010	0.04%	12,005	0.02%
Notzer Chesed	66,666	0.11%	66,666	0.11%
Darryl Chen	100,000	0.17%	100,000	0.17%
Conrad Hilton Foundation (3)	447,300	0.77%	447,300	0.77%
Crescent International (24)	150,000	0.26%	150,000	0.26%
Dekko Foundation (3)	147,000	0.25%	147,000	0.25%
Larry Depriest	75,000	0.13%	25,000	0.04%
DKR Soundshore Oasis Holding Fund Ltd. (34)	333,334	0.57%	333,334	0.57%
Double U Master Fund, L.P.(18)	66,667	0.11%	66,667	0.11%
Wolfgang Duewelhenke	20,000	0.03%	20,000	0.03%
Dupont Investments (32)	15,000	0.03%	5,000	0.01%
Elton Participation Corp. (8)	7,600,000	13.07%	7,600,000	13.07%
Glynn Fisher	100,000	0.17%	100,000	0.17%
First Mirage (29)	66,666	0.11%	66,666	0.11%
General Research (14)	150,000	0.26%	150,000	0.26%
David Geller	100,000	0.17%	100,000	0.17%
Global Business Partners (16)	200,000	0.34%	200,000	0.34%
Marjorie L Gorelik	86,667	0.15%	86,667	0.15%
Goldberg Partners, LP (40)	133,334	0.23%	133,334	0.23%
Alan Grayson	900,000	1.55%	900,000	1.55%
Dan Graves	32,386	0.06%	32,386	0.06%
Alfred Haber	450,000	0.77%	450,000	0.77%
Hanneman Services (39)	75,000	0.13%	75,000	0.13%
Arvid Hinnen	50,000	0.09%	50,000	0.09%

Martin Hitz	50,000	0.09%	50,000	0.09%
Engelbert Hormannsdorfer	40,000	0.07%	40,000	0.07%
Angela Hochwimmer	50,000	0.09%	50,000	0.09%
Antonia Hochwimmer	67,500	0.12%	40,500	0.07%
Heinz Hoefliger	267,500	0.46%	240,500	0.41%
Jasmin Kolar-Hoefliger	15,000	0.03%	15,000	0.03%
Hannah Hochwimmer	67,500	0.12%	40,500	0.07%
Scott Hunter	66,667	0.11%	66,667	0.11%
Willy Huber	94,000	0.16%	67,000	0.12%
Hyde Park Foundry & Machine Pension (3)	22,200	0.04%	22,200	0.04%
Saul Kessler	66,667	0.11%	66,667	0.11%
Arnd Kaltofen-Ehmann	15,000	0.03%	15,000	0.03%
Laguana Partners Ltd. (33)	20,000	0.03%	20,000	0.03%
Joachim Lehnert	20,000	0.03%	20,000	0.03%
Lars Lindquist	20,000	0.03%	20,000	0.03%
Manfred Mauch	20,000	0.03%	20,000	0.03%
Magnus Capital (23)	100,000	0.17%	33,333	0.06%
Montaheno Investment LLC (20)	200,000	0.34%	66,666	0.11%
Shane Mortimer	8,500	0.01%	8,500	0.01%
Roger Mulhaupt	904,000	1.55%	904,000	1.55%
John Bradley Olding	100,000	0.17%	100,000	0.17%
Christopher Paterson	100,000	0.17%	100,000	0.17%
Andreas Pliakas	100,000	0.17%	100,000	0.17%
Sandra Proshan	100,000	0.17%	100,000	0.17%
PSH Management (11)	1,250,000	2.15%	1,250,000	2.15%
Puritan (30)	66,666	0.11%	66,666	0.11%
Wendy Ramsey	150,000	0.26%	50,000	0.09%
Kenneth Richer	99,900	0.17%	33,300	0.06%
Roland Kesselring	115,000	0.20%	115,000	0.20%
Randy Saluck	133,334	0.23%	133,334	0.23%
Schlumberger Master Pension (3)	605,100	1.04%	605,100	1.04%
Susanne Schoen	187,500	0.32%	162,500	0.28%
Kerstin Schuerch-Rupp	55,000	0.09%	55,000	0.09%
Lyn Segal	30,000	0.05%	10,000	0.02%
Gordon Seto	66,667	0.11%	33,334	0.06%
Dennis Shaya	133,334	0.23%	133,334	0.23%
Robert Shaya	80,000	0.14%	80,000	0.14%
Silver Road Company (6)	300,000	0.52%	300,000	0.52%
Sibex Capital Fund Inc. (19)	499,500	0.86%	184,000	0.32%
Southside Hospital (3)	94,800	0.16%	94,800	0.16%
Peter-Paul Stengel	400,250	0.69%	366,750	0.63%
Gabriele Stengel	50,000	0.09%	50,000	0.09%
Swiss First (13)	500,000	0.86%	500,000	0.86%
TCMP3 Partners (21)	66,666	0.11%	66,666	0.11%
Tell Capital (15)	135,000	0.23%	135,000	0.23%
Barbara Thurner	15,000	0.03%	15,000	0.03%
Think Capital LLC (37)	100,000	0.17%	100,000	0.17%
Tower Paper Company (26)	33,333	0.06%	33,333	0.06%
Rodney Towers	25,000	0.04%	25,000	0.04%
Carmello Troccoli	1,590	0.00%	795	0.00%
Caroline Gang Troob	10,000	0.02%	10,000	0.02%
Truk International Fund, LP (25)	10,000	0.02%	10,000	0.02%
Truk Opportunity Fund, LP (25)	156,667	0.27%	156,667	0.27%
Ursula Ulrich	75,000	0.13%	75,000	0.13%
Ulex Holdings S.A. (4)	480,000	0.83%	480,000	0.83%
Van Goethem & Partner AG (15)	500,000	0.86%	500,000	0.86%
Mordechai Vogel	140,000	0.24%	73,333	0.13%
Simon Vogel	140,000	0.24%	73,333	0.13%
Luitpold von Finck	50,250	0.09%	16,750	0.03%

Tomasz Wagner	20,000	0.03%	20,000	0.03%
Washington Niagra Mining Partnership (35)	234,000	0.40%	234,000	0.40%
Gerd Weger	200,000	0.34%	200,000	0.34%
Andrew Williams	40,000	0.07%	40,000	0.07%
Herbert Wyss	20,000	0.03%	20,000	0.03%

TOTAL	24,918,220		23,400,818

(1) This percentage is based on the assumption that all shares of the stockholder are sold in the offering and no warrants are exercised by the stockholder.
(2) Shares of Common Stock issued in consideration for services rendered by certain service providers. (3)
(3) Walther Prendergast exercises voting and/or dispositive powers with respect to this selling stockholder.
(4) Jaime Paz Rodriguez exercises voting and/or dispositive powers with respect to this selling stockholder.
(5) Anthony Santelli exercises voting and/or dispositive powers with respect to this selling stockholder.
(6) Vernon Salazar exercises voting and/or dispositive powers with respect to this selling stockholder.
(7) Hans Kahn exercies voting and/or dispositive powers with respect to this selling stockholder.
(8) Peter-Paul Stengel exercises voting and/or dispositive powers with respect to this selling stockholder.
(9) S. MacKenzie exercises voting and/or dispositive powers with respect to this selling stockholder.
(10) Vladimier Efros exercises voting and/or dispositive powers with respect to this selling stockholder.
(11) Paul Haber exercises voting and/or dispositive powers with respect to this selling stockholder.
(12) Konrad Meyer exercises voting and/or dispositive powers with respect to this selling stockholder.
(13) D. Donnelly, G. Fuhrmann and C Ballmelli exercise voting and/or dispositive powers with respect to this selling stockholder.
(14) George Hochwimmer exercises voting and/or dispositive powers with respect to this selling stockholder.
(15) Nicolas Rosmann and Daniel Carreiras exercises voting and/or dispositive powers with respect to this selling stockholder.
(16) Heinz Hoefliger exercises voting and/or dispositive powers with respect to this selling stockholder.
(17) Gerhard Ammann exercises voting and/or dispositive powers with respect to this selling stockholder.
(18) Isaac Winehouse and Aaron Bokchin exercise voting and/or dispositive powers with respect to this selling stockholder.
(19) Alexey Mantsev exercises voting and/or dispositive powers with respect to this selling stockholder.
(20) Chip Bowlby exercises voting and/or dispositve powers with respect to this selling stockholder.
(21) Steve Slawson exercises voting and/or dispositive powers with respect to this selling stockholder.
(22) Michael Coughlan exercises voting and/or dispositive powers with respect to this selling stockholder.
(23) Xinang Chen exercises voting and/or dispositive powers with respect to this selling stockholder.
(24) Mel Craw exercises voting and/or dispositive powers with respect to this selling stockholder.
(25) Stephen Salzstein exercises voting and/or dispositive powers with respect to this selling stockholder.
(26) Simon Vogel exercises voting and/or dispositive powers with respect to this selling stockholder.
(27) Konrad Ackerman exercises voting and/or dispositive powers with respect to this selling stockholder.
(28) B Marc Seidenberg exercises voting and/or dispositive powers with respect to this selling stockholder.
(29) David A. Rapaport exercises voting and/or dispositive powers with respect to this selling stockholder.
(30) Sol Groaa exercises voting and/or dispositive powers with respect to this selling stockholder.
(31) Mosi Kraus exercises voting and/or dispositive powers with respect to this selling stockholder.
(32) William Newbauer exercises voting and/or dispositive powers with respect to this selling stockholder.
(33) Karsten Behrens exercises voting and/or dispositive powers with respect to this selling stockholder.
(34) Seth Fisher exercises voting and/or dispositive powers with respect to this selling stockholder.
(35) Thomas LaBarge exercises voting and/or dispositive powers with respect to this selling stockholder.
(36) Shekhar K. Basu exercises voting and/or dispositive powers with respect to this selling stockholder.
(37) Vladimir Efros exercises voting and/or dispositive powers with respect to this selling stockholder.
(38) Alan Grayson exercises voting and/or dispositive powers with respect to this selling stockholder.
(39) Chris Hanneman exercises voting and/or dispositive powers with respect to this selling stockholder.
(40) John Goldberg exercises voting and/or dispositive powers with respect to this selling stockholder.

Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol “BLRV.”
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is February 14, 2007